Exhibit 99.2

ANNUAL MEETING OF STOCKHOLDERS OF

PAETEC HOLDING CORP.

                    , 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES	COMPANY NUMBER
(1-800-776-9437) in the United States or
1-718-921-8500 from foreign countries and follow	ACCOUNT NUMBER
the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet

20330030300000000000 3			121407

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

2. To elect three directors for a three-year term and until their successors are duly elected and qualified.					FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O H. Russell Frisby, Jr. O James A. Kofalt O Michael C. Mac Donald		1.

To approve the issuance of PAETEC Holding Corp.’s common stock pursuant to the Agreement and Plan of Merger, dated as of September 17, 2007, among PAETEC Holding Corp., McLeodUSA Incorporated and PS Acquisition Corp., as described in the accompanying Proxy Statement/Prospectus.

					☐	☐	☐
			3.	To approve the PAETEC Holding Corp. Employee Stock Purchase Plan, as described in the accompanying Proxy Statement/Prospectus; and	☐	☐	☐
4.

To approve one or more adjournments of the Annual Meeting of Stockholders, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of Proposals 1, 2 and 3.

					☐	☐	☐
			5.	The proxies are also authorized to vote in their discretion on such other business as may properly be brought before the Annual Meeting of Stockholders or any adjournments or postponements thereof.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		The shares represented by this Proxy will be voted "FOR" Proposals 1, 2, 3 and 4 if no instruction to the contrary is indicated or if no instruction is given.

Copies of the Notice of Meeting and of the Proxy Statement/Prospectus have been received by the undersigned.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PAETEC HOLDING CORP.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON                      , 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder signing on the reverse side of this proxy card hereby appoints Arunas A. Chesonis, Keith M. Wilson and Charles E. Sieving, and each of them, proxies, each with full power of substitution, and hereby authorizes them, to represent and to vote all of the shares of common stock, par value $0.01, of PAETEC Holding Corp. that such stockholder has the power to vote, with all powers that such stockholder would possess if personally present at the Annual Meeting of Stockholders to be held at The Lodge at Woodcliff, 199 Woodcliff Drive, Fairport, New York, on                      , 2007, at 9:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, as indicated on the reverse side hereof and, in the discretion of such proxies, upon any other business that may properly come before the meeting or any adjournments or postponements thereof, all as set forth in the accompanying Notice and Proxy Statement/Prospectus.

The shares represented by this Proxy will be voted as specified, or if no choice is specified, “FOR” Proposals 1, 2, 3 and 4, and, as said proxies deem advisable, on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

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